Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund--Multistate Series 7W (Florida, Michigan and Virginia Trusts):

We consent to the use in this Post-Effective Amendment No. 6 to Registration Statement No. 33-37521 of our opinion dated December 26, 1996 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
January 15, 1997